                                                                                                  Exhibit 12.1

                                              ULTRAPETROL (BAHAMAS) LIMITED
                                           STATEMENT OF COMPUTATION OF RATIOS
                                FOR THE YEAR ENDED DECEMBER 31, 2002 AND 2001 (US$ 000s)


                                                                               31-Dec-02                31-Dec-01
                                                                   ---------------------- ------------------------
EBITDA
    Earnings:                                                                   (13,853)                    2,415
    Income (Loss)
    Plus
    Interest expenses                                                             16,763                   17,698
    Income tax                                                                       150                      390
    Depreciation                                                                  15,968                   16,197
    Amortization of dry dock expenses                                              8,839                    7,246
                                                                   ---------------------- ------------------------
    EBITDA                                                                        27,867                   43,946
                                                                   ---------------------- ------------------------
                                                                   ---------------------- ------------------------

Ratio of EBITDA to interest expense
    EBITDA                                                                        27,867                   43,946

    Total interest
    Financial expenses                                                            16,763                   17,698
    Note-issuance expenses amortization                                                0                        0
                                                                   ---------------------- ------------------------
                                                                   ---------------------- ------------------------
    Total                                                                         16,763                   17,698
                                                                   ---------------------- ------------------------
                                                                   ---------------------- ------------------------

    Ratio of EBITDA to interest expense                                              1.7                      2.5

Ratio of total debt to EBITDA
    Total debt
    Other financial payable                                                       12,209                   15,745
    Long-term debt, net of current portion                                       135,000                  135,000
    Current portion of shareholders long-term debt                                     0                        0
    Other financial payable,  net of current portion                              21,785                   14,700
                                                                   ---------------------- ------------------------
                                                                   ---------------------- ------------------------
                                                                                 168,994                  165,445
                                                                   ---------------------- ------------------------
                                                                   ---------------------- ------------------------

    EBITDA                                                                        27,867                   43,946

    Ratio of total debt to EBITDA (*)                                                6.1                      3.8
                                                                                         (*) annualized
Ratio of earning to fixed charges
    Fixed charges
    Financial expenses                                                            16,763                   17,698

                                                                   -----------------------------------------------
    Total                                                                         16,763                   17,698

    Earning:
    Income (Loss)                                                               (13,853)                    2,415
    Income tax                                                                       150                      390
                                                                   -----------------------------------------------
    Total                                                                          3,060                   20,503
                                                                   -----------------------------------------------

    Ratio of earning to fixed charges                                                0.2                      1.2

For purposes of calculating this ratio, "earnings" consist of income before taxes plus fixed charges, while "fixed charges" consist of interest on all indebtedness including capital leases and amortization of debt expenses.